EXHIBIT  10.25

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made as of the 12th  day of June, 2008 by and between Burlington Coat Factory Warehouse Corporation, a Delaware corporation (the “Company”) and Charles Guardiola (“Executive”).

WHEREAS, the Company and the Executive have entered into an Employment Agreement dated as of November 8, 2007 (the “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	All defined terms used herein and not separately defined shall have the meanings ascribed to them in the Employment Agreement.

2.
Executive acknowledges that he has sold his Current Home and is closing on the purchase of his New Home.  In lieu of any and all remaining obligations of the Company to Executive arising under Section 3(h) of the Employment Agreement (but not including the costs of transporting Executive’s household items to the New Home to be paid directly by the Company to the transport company), the Company shall pay Executive the sum of One Hundred Forty-seven Thousand Dollars ($147,000.00) (the “Make-Whole Amount”), of which sum Executive acknowledges having already received Forty-one Thousand Nine Hundred Dollars ($41,900.00) prior to the date hereof, leaving a remaining balance of One Hundred Five Thousand One Hundred Dollars ($105,100.00) as of the date hereof.  Executive expressly acknowledges that the Make-Whole Amount pursuant to this Amendment includes any present or future obligation of the Company under clause (f) of Section 3(h) of the Employment Agreement to reimburse Executive for taxes owing or to be owed by Executive by reason of the inclusion in the income of Executive of all payments (to the extent taxable) made to or on behalf of Executive pursuant to Section 3(h) of the Employment Agreement, whether such payment is made prior to or after the date hereof and includes the Make-Whole Amount itself.

3.
This Amendment is the complete agreement and understanding between The Company and the Executive with respect to the subject matter hereof and supersedes all prior agreements and understandings between them, whether written or oral, with respect to said subject matter.

4.	Except as modified hereby or inconsistent herewith, the terms, conditions and provisions of the Employment Agreement are hereby confirmed and ratified.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

BURLINGTON COAT FACTORY
WAREHOUSE CORPORATION

By:  ___/s/ Paul Tang____________
Name:   Paul Tang
Title:     EVP

EXECUTIVE

_______/s/ Charles Guardiola______
Charles Guardiola